                                                                  Exhibit. 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated January
26, 2006 in the Registration Statement of UBS Pathfinders Trust, Treasury and
Growth Stock Series 30.

/s/ ERNST & YOUNG, LLP
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ERNST & YOUNG LLP

New York, New York
January 26, 2006